EXHIBIT 99.1

July 1, 2021

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

FHLBNY Commences 2021 Director Election Process

Last month, we welcomed our Board back to our headquarters at 101 Park Avenue for our first in-person Board meeting since February 2020. Throughout the pandemic, and despite the challenges of a remote work environment, our Board has remained engaged with management and collaborative with each other in order to conduct its business and provide the counsel management depends on to better run our cooperative.

The depth and diversity of our Board is one of the greatest strengths of the FHLBNY. The guidance our Board provides has been especially beneficial over the past year and a half as our cooperative has continued to serve and support our members and communities throughout the pandemic. As the FHLBNY prepares to play a vital role in our region’s recovery, I encourage all of our members to participate in the election process. This year, five Directorships – one seat representing our New Jersey members, one seat representing our New York members, one seat representing our Puerto Rico and U.S. Virgin Islands members and two Independent Directorships representing the whole District – will be up for election for four-year terms commencing on January 1, 2022.

As previously reported, this year, we will continue to provide an electronic format for our Director Elections, once again partnering with Survey & Ballot Systems (“SBS”), the firm that administered our 2019 and 2020 Director Elections. On June 28, all eligible members were sent an email titled “Commencement of FHLBNY 2021 Director Election Process” from the sender noreply@directvote.net, which contained a link to materials regarding the elections. Eligible New Jersey, New York and Puerto Rico and U.S. Virgin Islands members may, using the electronic Certificate of Nomination included with the election materials, nominate one person for each of the open Member Directorships in their respective regions. Separately, the materials indicate that those individuals interested in being considered for nomination by the FHLBNY’s Board for the two open Independent Directorships must first submit an Independent Director Application Form and resume to the FHLBNY. Copies of this Form and submission information can be found at our Corporate Governance page.

All electronic Certificates of Nomination must be submitted, and all emailed Independent Director Application Forms and resumes must be received by the FHLBNY, by 5:00 p.m. ET on July 29, 2021.

Like the FHLBNY itself, our Board consists of a talented group of dedicated individuals that benefits from, among other things, demographic (including gender, racial and ethnic) diversity. As you consider diverse Member Director candidates to possibly nominate, please remember that officers at member institutions serving below the CEO level are eligible to serve on the FHLBNY’s Board. We also ask that you encourage diverse candidates outside your institution to consider applying for the open Independent Director seats. Your participation in this year’s Director election process is greatly appreciated, and will help continue to keep the Board and the FHLBNY diverse – and strong. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

FHLBNY Reaches Key Milestone on LIBOR Transition

The FHLBNY has been focused on the ongoing market transition away from LIBOR for several years, and last month we reached another significant milestone in this effort. On June 29, after working closely with the New York City Housing Development Corporation (“NYCHDC”), $686 million in bonds in which we had invested beginning in 2008 were converted from a LIBOR index to a SOFR index.

This is a significant milestone in our efforts to reduce longer-dated LIBOR exposure, which paves the way for future conversions of our remaining long-term municipal housing finance exposure and opens the opportunity to pursue new SOFR floating rate municipal housing finance investments. This action also supports our housing mission: NYCHDC, an integral partner in the housing and development plans for New York City, is a strategic partner to the FHLBNY in our mission to further in-District housing initiatives. This innovative transaction represents NYCHDC’s first replacement of LIBOR-based bonds with SOFR. We are proud that NYCHDC chose to execute this first transaction with us and believe it will help to fund New York City housing initiatives through 2050.

Enhancing the Value of Membership

On May 7, 2020, as our nation continued to struggle with the initial stages of the global pandemic and our region was in lockdown, we held a webinar with Adam Goldstein, our Chief Business Officer, and Daniel Randall, our Community Investment Officer, to provide our members with more information on the support efforts we offered through our COVID-19 Relief Program to aid our members and communities through the crisis.

This webinar – a replacement for the usual in-person member outreach we engage in every year necessitated by the remote posture we and our members adopted at the onset of the pandemic – would become the first of a wide-ranging series of virtual member education sessions aimed at keeping our members informed in a turbulent operating environment, providing strategies to assist in balance sheet management, and enhancing the value of membership in the FHLBNY. In total, we have held 30 such seminars, with the most recent held on June 24 and featuring Brian Jones, our financial economist, who discussed the road ahead for our local and national economies.

Over the course of this series, we have brought internal and external subject matter experts to cover a number of important topics, from the evolution of the payments system to industry trends in mergers and acquisitions to the developing interest in Environmental, Social and Governance factors. This virtual outreach to members has been bolstered by a podcast series on the ongoing LIBOR transition, as well as our Member Services Desk Weekly Market Update communication. All of these items, including recordings of past webinars, can be found on the Financial Intelligence section of our website.

As we announced at the June 24 webinar, this series will pause for the remainder of the summer. As conditions continue to improve and restrictions are lifted across our region, we are hopeful to be able to return to more in-person member engagement in the fall, with less frequent webinars and more frequent member meetings, seminars and conferences. As we have shown throughout the pandemic, and as we will continue to demonstrate throughout our recovery, no matter what the operating environment brings, we will always remain focused on serving our members, supporting our communities, strengthening our cooperative and enhancing the value of membership in the Federal Home Loan Bank of New York.

I wish all our members a happy, healthy and relaxing Fourth of July holiday, and I look forward to continuing to partner with you to the benefit of our institutions and the communities we all serve.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.